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                                                                    EXHIBIT 4.13

                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                        EL PASO ENERGY CAPITAL TRUST III

                  THIS AMENDED AND RESTATED CERTIFICATE OF TRUST of El Paso Energy Capital Trust III (the "Trust") dated as of April 18, 2001, is being duly executed and filed by the undersigned, as an Administrative Trustee of the Trust, for purposes of changing the Trust's name from El Paso Energy Capital Trust III to El Paso Capital Trust III and otherwise restating the Restated Certificate of Trust of the Trust which was filed on August 3, 1998 with the Secretary of State of the State of Delaware (the "Restated Certificate"), which restated the Certificate of Trust of the Trust which was filed on December 11, 1997 to form the Trust as a business trust under the Delaware Business Trust Act, 12 Del. C. Sections 3801, et seq., (the "Act").

                  The Restated Certificate is hereby amended and restated in its entirety to read as follows:

                  1. Name. The name of the Trust is El Paso Capital Trust III.


                  2. Delaware Trustee. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                     Chase Manhattan Bank Delaware
                     1201 Market Street
                     Wilmington, Delaware 19801

                  3. Duration of Trust. The Trust, unless terminated earlier, shall have perpetual existence.

                  4. Effectiveness. This Amended and Restated Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being an Administrative Trustee of the Trust, has duly executed this Amended and Restated Certificate of Trust as of the date first above written.


                                               /s/ C. DANA RICE
                                               --------------------------
                                               C. Dana Rice
                                               Administrative Trustee



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                                    CORRECTED
                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                            EL PASO CAPITAL TRUST III

                  THIS CORRECTED AMENDED AND RESTATED CERTIFICATE OF TRUST of El Paso Capital Trust III (the "Trust") dated as of April 21, 2001, is being duly executed and filed by the undersigned, as an Administrative Trustee of the Trust, for purposes of correcting the Amended and Restated Certificate of Trust of the Trust filed on April 18, 2001 (the "Restated Certificate"). The inaccuracy or defect to be corrected is that the Restated Certificate reflected the name of the Delaware Trustee as Chase Manhattan Bank Delaware and the Delaware Trustee had filed a Certificate of Amendment in accordance with 12 Del.
C. Section 3807(e) reflecting a change in the name of the Delaware Trustee to Chase Manhattan Bank USA, National Association. The Corrected Restated Certificate of Trust is set forth in its entirety below.

                  1.  Name.  The name of the Trust is El Paso Capital Trust III.

                  2. Delaware Trustee. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                           Chase Manhattan Bank USA, National Association 1201 Market Street
                           Wilmington, Delaware 19801

                  3. Duration of Trust. The Trust, unless terminated earlier, shall have perpetual existence.

                  4. Effectiveness. This Amended and Restated Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being an Administrative Trustee of the Trust, has duly executed this Corrected Amended and Restated Certificate of Trust as of the date first above written.

                                                   /s/ JEFFREY I. BEASON
                                                  ------------------------------
                                                  Jeffrey I. Beason
                                                  Administrative Trustee